SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2005

MACROMEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22688	94-3155026
(Commission File Number)	(IRS Employer Identification No.)

601 Townsend Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 832-2000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

On May 20, 2005, the Compensation Committee of the Board of Directors of Macromedia, Inc., a Delaware corporation (the “Company”), approved final bonus payments to be made to the Company’s executive officers under the Macromedia Fiscal 2005 Executive Incentive Plan. The 2005 Executive Incentive Plan was funded based upon the Company’s achievement of previously specified operating margin and revenue growth performance targets, and payments were made to executive officers based upon a combination of Company performance and/or individual performance criteria.  Executive officers were entitled to receive between 0% and 200% of their target incentives, which ranged from 30% to 100% of their annual base salaries. Bonus payments under the plan are paid over four quarters of fiscal year 2005, with one-eighth paid in each of the first three quarters and the balance paid after the completion of the fiscal year.

On May 20, 2005, the Compensation Committee of the Board of Directors of the Company approved the Macromedia Fiscal 2006 Executive Incentive Plan, under which the Company may make bonus payments to its executive officers.  The Fiscal 2006 Executive Incentive Plan will be funded based upon the Company’s achievement of specified operating margin and revenue growth performance targets; payments will be allocated to executive officers based upon a combination of Company performance and/or individual performance criteria.  Executive officers will be entitled to receive between 0% and 200% of their target incentives, which range from 30% to 100% of their annual base salaries. Bonus payments will be distributed to executive officers in single lump sum amounts upon the completion of the Company’s fiscal year 2006.

Item 9.01:  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No.	Description
10.01	Macromedia Fiscal 2005 Executive Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROMEDIA, INC.

Date: May 26, 2005	By:	/s/ Elizabeth A. Nelson
Elizabeth A. Nelson, Executive Vice President,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.01	Macromedia Fiscal 2005 Executive Incentive Plan.